SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report  (Date of earliest event reported):    January 31, 2012

Omagine, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 Fifth Avenue, Suite 1103, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act;
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ]	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to the demands of other business commitments, Mr. Kevin Green has resigned as a director of Omagine, Inc. effective January 31, 2012.  His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: February 2, 2012	By:	/s/ Frank J. Drohan
Frank J. Drohan
Chairman of the Board,
President and Chief
Executive Officer